UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 24, 2008
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 24, 2008, IKON Office Solutions, Inc. (“IKON”) issued a press release announcing its consolidated financial results for the quarter ended June 30, 2008. A copy of this press release is furnished as Exhibit 99.1 to this report.
Additional information regarding IKON’s consolidated financial results for the quarter ended June 30, 2008 will be discussed on a conference call hosted by IKON and webcast at 11:00 a.m. EDT on Thursday, July 24, 2008. The live audio broadcast of the call, with slides, can be accessed on IKON’s Investor Relations homepage or by calling (877) 869-3847 or (201) 689-8261. A complete replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends. To listen, please visit www.ikon.com and click on Investor Relations and then Webcasts & Presentations. Beginning at approximately 1:00 p.m. EDT on July 24, 2008, and ending at approximately midnight EDT on July 28, 2008, a complete replay of the conference call can also be accessed via telephone by calling (877) 660-6853 or (201) 612-7415 and entering account number 270 and conference number 291238.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

99.1 Press Release dated July 24, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel and Secretary

Dated: July 24, 2008